Exhibit 21.1

Subsidiaries of Clean Harbors, Inc.

Subsidiary	Jurisdiction of Organization

510127 NB Inc.*	New Brunswick
Airborne Imaging Inc.*	Alberta
Altair Disposal Services, LLC	Delaware
ARC Advanced Reactors and Columns, LLC	Delaware
Baton Rouge Disposal, LLC	Delaware
Bridgeport Disposal, LLC	Delaware
Cat Tech International, Ltd.*	Bahamas
CH Canada GP, Inc.*	Ontario
CH Canada Holdings Corp.*	Nova Scotia
CH International Holdings, LLC	Delaware
Clean Harbors Andover, LLC	Delaware
Clean Harbors Antioch, LLC	Delaware
Clean Harbors Aragonite, LLC	Delaware
Clean Harbors Arizona, LLC	Delaware
Clean Harbors Baton Rouge, LLC	Delaware
Clean Harbors BDT, LLC	Delaware
Clean Harbors Buttonwillow, LLC	Delaware
Clean Harbors Canada LP*	Ontario
Clean Harbors Canada, Inc.*	New Brunswick
Clean Harbors Caribe, Inc.*	Puerto Rico
Clean Harbors Catalyst Technologies, LLC	Delaware
Clean Harbors Catalyst Technologies LP*	Alberta
Clean Harbors Catalyst Technologies Ltd.*	Alberta
Clean Harbors Chattanooga, LLC	Delaware
Clean Harbors Clive, LLC	Delaware
Clean Harbors Coffeyville, LLC	Delaware
Clean Harbors Colfax, LLC	Delaware
Clean Harbors Deer Park, LLC	Delaware
Clean Harbors Deer Trail, LLC	Delaware
Clean Harbors Development, LLC	Delaware
Clean Harbors Directional Boring Services Ltd.*	Alberta
Clean Harbors Directional Boring Services LP*	Alberta
Clean Harbors Disposal Services, Inc.	Delaware
Clean Harbors El Dorado, LLC	Delaware
Clean Harbors Energy and Industrial Services Corp.*	Alberta
Clean Harbors Energy and Industrial Services LP*	Alberta
Clean Harbors Energy and Industrial Western Ltd.*	Alberta
Clean Harbors Environmental Services, Inc.	Massachusetts
Clean Harbors Exploration Services, Inc.	Nevada
Clean Harbors Exploration Services Ltd.*	Alberta
Clean Harbors Exploration Services LP*	Alberta
Clean Harbors Florida, LLC	Delaware
Clean Harbors Grassy Mountain, LLC	Delaware
Clean Harbors Industrial Services Canada, Inc.*	Alberta
Clean Harbors Industrial Services, Inc.	Delaware
Clean Harbors Kansas, LLC	Delaware
Clean Harbors Kingston Facility Corporation	Massachusetts
Clean Harbors LaPorte, LLC	Delaware
Clean Harbors Laurel, LLC	Delaware
Clean Harbors Lodging Services LP*	Alberta
Clean Harbors Lodging Services Ltd.*	Alberta
Clean Harbors Lone Mountain, LLC	Delaware
Clean Harbors Lone Star Corp.	Delaware
Clean Harbors Los Angeles, LLC	Delaware
Clean Harbors Mercier, Inc.	Quebec
Clean Harbors (Mexico), Inc.	Delaware
Clean Harbors of Baltimore, Inc.	Delaware
Clean Harbors of Braintree, Inc.	Massachusetts
Clean Harbors of Connecticut, Inc.	Delaware
Clean Harbors Pecatonica, LLC	Delaware
Clean Harbors PPM, LLC	Delaware
Clean Harbors Quebec, Inc.*	Quebec
Clean Harbors Recycling Services of Chicago, LLC	Delaware
Clean Harbors Recycling Services of Ohio, LLC	Delaware
Clean Harbors Reidsville, LLC	Delaware
Clean Harbors San Jose, LLC	Delaware
Clean Harbors Services, Inc.	Massachusetts
Clean Harbors Tennessee, LLC	Delaware
Clean Harbors Westmorland, LLC	Delaware
Clean Harbors White Castle, LLC	Delaware
Clean Harbors Wilmington, LLC	Delaware
Crowley Disposal, LLC	Delaware

CTVI Inc.*	Virgin Islands
Disposal Properties, LLC	Delaware
DuraTherm, Inc.	Delaware
Envirosort Inc.	Alberta
GSX Disposal, LLC	Delaware
Hilliard Disposal, LLC	Delaware
JL Filtration Inc.*	Alberta
JL Filtration Operating Limited Partnership*	Alberta
Murphy’s Waste Oil Service, Inc.	Massachusetts
Peak Energy Holdco Ltd.*	Alberta
Peak Energy Services Partnership*	Alberta
Peak Energy Services USA, Inc.	Delaware
Plaquemine Remediation Services, LLC	Delaware
Roebuck Disposal, LLC	Delaware
Sanitherm Inc.*	Alberta
Sanitherm USA, Inc.	Delaware
Sawyer Disposal Services, LLC	Delaware
Service Chemical, LLC	Delaware
SK D’Incineration Inc.*	Quebec
Spring Grove Resource Recovery, Inc.	Delaware
Tri-vax Enterprises Ltd.*	Alberta
Tulsa Disposal, LLC	Delaware

*Foreign entity or subsidiary of foreign entity